EXHIBIT 99.1

LOOP INDUSTRIES REPORTS THIRD QUARTER OF FISCAL 2019 CONSOLIDATED RESULTS AND ACHIEVES SIGNIFICANT MILESTONES AS IT APPROACHES COMMERCIALIZATION

•	Announced multi-year supply agreement with PepsiCo Inc.

•	Announced multi-year supply framework with Coca-Cola system’s Cross Enterprise Procurement Group

•	Announced joint venture with Indorama Ventures Public Company Limited

•	Announced agreement with thyssenkrupp Industrial Solutions’ division, Uhde Inventa-Fischer GmbH to provide a turn-key Waste-to-Resin (“WTR™”) Industrial Solution

•	Announced the appointment of Nelson Gentiletti as Chief Operating and Chief Financial Officer

Montreal, Quebec, January 9, 2019 (GLOBE NEWSWIRE) -- Loop Industries, Inc. (NASDAQ: LOOP) (“Loop™” or the “Company”), a leading technology innovator in sustainable plastic resin and polyester, today announced financial results for its fiscal 2019 third quarter ended November 30, 2018 during which it achieved major milestones.

“Since the second quarter we have made significant progress on the Company’s strategic business goals including client contracts, manufacturing and organizational development,” said Daniel Solomita, the Company’s Founder and CEO. “We entered into a multi-year supply agreement with PepsiCo Inc. and a multi-year supply framework with Coca-Cola system’s Cross Enterprise Procurement Group to supply Loop™ branded PET plastic resin from our joint venture facility with Indorama Ventures Pcl. We have also made significant progress securing additional commitments from leading global consumer goods companies for what we expect to be the balance of the production capacity from our first facility.”

Solomita continued, “Moreover, we announced a joint venture with Indorama Ventures for the manufacturing of our Loop™ branded PET plastic resin, followed by an agreement with thyssenkrupp Industrial Solutions’ division, Uhde Inventa-Fischer GmbH a leading global polyester technology provider and polyester plant engineering firm for the integration of our respective technologies. The agreement is intended to provide a turn-key Waste-to-Resin industrial solution for license to manufacturing companies seeking a commercially viable technology to produce sustainable PET and polyester plastic.

Lastly, we continued the buildout of our experienced management team with the appointment of Nelson Gentiletti to Chief Operating and Chief Financial Officer; an experienced and well recognized public company CFO.”

Financial results for the third quarter ended November 30, 2018

Net loss for the three months ended November 30, 2018 decreased $3.8 million to $2.9 million compared to the same period last year, primarily due to decreased research and development expenses of $3.1 million.

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General and administrative expenses decreased by $0.7 million and amounted to $2.0 million compared to $2.7 million for the three months ended November 30, 2018 and 2017, respectively. The decrease was primarily due to lower employee related costs including non-cash stock-based compensation of $0.6 million and professional fees of $0.1 million.

Research and development expenses for the three months ended November 30, 2018 decreased $3.1 million to $0.8 million as compared to the same period last year. The decrease was primarily due to lower employee related expenses of $2.7 million resulting from lower non-cash stock-based compensation expense, in addition to lower engineering fees of $0.4 million related to completion of initial process design and development.

During the three months ended November 30, 2018, the Company made capital investments of $0.4 million.

Financial results for the nine months ended November 30, 2018

Net loss for the nine months ended November 30, 2018 decreased $0.4 million to $10.0 million compared to the same period last year, primarily due to decreased research and development costs of $2.4 million as well as increased general and administrative expenses of $2.0 million.

Research and development expenses for the nine months ended November 30, 2018 decreased $2.4 million to $2.9 million compared to the same period last year. The decrease in research and development expenses was driven primarily by lower non-cash stock-based compensation expense of $2.2 million and lower engineering fees of $0.4 million resulting from process design and development efforts.

General and administrative expenses for the nine months ended November 30, 2018 increased $2.0 million to $6.7 million as compared to the same period last year. The increase was primarily due to higher employee related expenses of $0.7 million, comprised mainly of non-cash stock-based compensation expense as well as higher compensation expense related to the increased number of employees and a retroactive compensation adjustment associated with the amended employment agreement of the Company’s CEO. Other elements explaining the increase include higher legal fees related to legal proceedings and commercialization efforts, and consulting, accounting and public company related fees totaling $1.1 million.

During the nine months ended November 30, 2018, the Company made capital investments of $1.5 million.

Liquidity

We are a pre-revenue company and our ongoing operations have been financed by successfully raising new equity capital. We are actively evaluating financing alternatives to continue to execute our growth strategy and commercialize our disruptive technology for sustainable plastic.

The company issued on November 13, 2018 convertible notes in the aggregate principal amount of $2.45 million and related warrants to acquire an additional 50% of the shares issued upon the exercise of the notes. The notes bear interest at a rate of 8% per annum and mature on May 13, 2019. On January 3, 2019, the Company issued additional convertible notes and related warrants under the same conditions for an aggregate purchase price of $0.2 million.

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The financing provides additional short-term liquidity while the Company actively pursues options to finance its growth strategy and the startup of large scale commercial operations pursuant to its announced joint venture with Indorama Ventures.

Joint venture with Indorama Ventures Public Company Limited (IVL)

In September 2018, the Company announced a joint venture with a subsidiary of IVL to manufacture and commercialize the Company’s technology to meet the growing global demand from beverage and consumer packaged goods companies for 100% sustainable recycled PET and polyester fiber. IVL, listed in Thailand (Bloomberg ticker IVL.TB), is one of the world’s leading petrochemicals producers, with a global manufacturing footprint and consolidated revenues of $8.4 billion in 2017. This joint-venture brings together IVL’s world-class manufacturing footprint and our proprietary science and technology with a goal of becoming a reliable world leader in the circular economy for sustainable and recycled PET resin and polyester fiber. The 50:50 joint venture will have an exclusive world-wide license to retrofit existing facilities and use the Company’s technology to produce Loop™ PET resin and polyester fiber with plans to begin commercial production in the first quarter of 2020. We expect that production from the facility will be fully subscribed by leading global consumer brands.

PepsiCo secures multi-year supply agreement for Loop™ branded 100% sustainable PET plastic

In October 2018, the Company entered into a multi-year agreement with PepsiCo that will enable it to purchase production capacity from the Company’s joint venture facility with IVL in the United States and incorporate Loop™ PET resin, which is 100% recycled material, into its product packaging by early 2020. As one of the largest purchasers of recycled PET plastic in the consumer goods space, PepsiCo has identified Loop™ PET resin as a commercially viable technology to expand the amount of recycled content in its product packaging and help meet its sustainability ambitions and consumer needs. This agreement aligns with PepsiCo’s Performance with Purpose vision and highlights the company’s commitment to adopt different and creative approaches to the challenges of plastics and waste. The deal will also include a marketing and communications plan to raise awareness of the importance of recycling, sustainability and the circular economy.

Coca-Cola Cross Enterprise Procurement Group enters into multi -year supply framework for Loop™ branded 100% sustainable PET plastic

On November 29, 2018 the Company entered into a multi-year supply framework with certain members of the Coca-Cola Cross Enterprise Procurement Group to supply 100% recycled and sustainable Loop™ PET plastic from our joint venture facility with IVL in the United States to authorized Coca-Cola bottlers who enter into supply agreements with the company.

Strategic partnership with thyssenkrupp

On December 19, 2018 the Company announced an agreement with thyssenkrupp Industrial Solutions’ division, Uhde Inventa-Fischer GmbH, a leading global polyester technology provider and polyester plant engineering firm. This strategic alliance is expected to shape the future of PET and Polyester manufacturing. The Global Alliance Agreement advances the integration of our respective technologies intended to provide a turn-key WTR™ industrial solution for license to manufacturing companies seeking a commercially viable technology to produce sustainable PET and polyester plastic.

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Appointment of Nelson Gentiletti as Chief Operating and Financial Officer

The Company continues to invest in developing our organizational strength and depth. On December 20, 2018 we announced the appointment of Nelson Gentiletti to the position of Chief Operating and Chief Financial Officer, an experienced and well recognized public company CFO, Mr. Gentiletti will be responsible for all of the Company's corporate functions. He will also draw upon his strong background in operations management and business development to support the Company in the rollout of the recently announced joint venture with IVL and the development of WTR™ plants. His skillset will complement those of Nelson Switzer who joined the company earlier this year as Chief Growth Officer.

About Loop Industries, Inc.

Loop Industries, Inc. (“Loop” or “the Company”) is a technology company whose mission is to accelerate the world’s shift toward sustainable plastic and away from our dependence on fossil fuels. Loop’s patented and proprietary technology decouples plastic from fossil fuels by depolymerizing waste polyester plastic and fiber to its base building blocks (monomers). The monomers are then filtered, purified and repolymerized to create virgin-quality polyester plastic suitable for use in in food-grade packaging.

Common shares of the Company are listed on the Nasdaq Global Market under the symbol “LOOP.”

Cautionary Statements Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. These forward-looking statements are based on our current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause the Company’s actual results, performance or achievements, as well as the Company’s expectations regarding materiality or significance and the restatement’s quantitative effects, to differ materially from those expressed or implied in any forward-looking statement. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: commercialization of our technology and products, our need for and ability to obtain additional financing, our ability to continue as a going concern, industry competition, regulatory and other legal compliance, adverse effects on the Company’s business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise, the volatility of the Company’s stock price and other risks described more fully in the Company’s filings with the SEC. In addition, please refer to the risk factors contained in the Company’s SEC filings, including without limitation, our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available on the SEC's website at http://sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements.

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Any forward-looking statement speaks only as of the date hereof, and, except as required by law, the Company assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof.

Contact:

Nelson Gentiletti

Chief Operating and Financial Officer

Loop Industries, Inc.

Tel.: 450.951.8555 ext. 223

ngentiletti@loopindustries.com

Jason Assad

LR Advisors LLC.

+1 (678) 570-6791

jwassad@bellsouth.net

Financial Highlights	Three months ended November 30,		Nine months ended November 30,
(in US dollars, except per share information)	2018	2017	2018	2017

Revenues	$-	$-	$-	$-

Research and development expenses	792,111	3,894,454	2,924,483	5,341,763
General and administration expenses	1,971,847	2,720,078	6,721,796	4,691,294
Depreciation and amortization	155,053	98,755	366,710	281,016
Interest expense	14,883	-	41,117	-
Foreign exchange (gain) loss	(20,133)	(9,634)	(72,404)	88,634
Total operating expenses	2,913,761	6,703,653	9,981,702	10,402,707
Net loss	$(2,913,761)	$(6,703,653)	$(9,981,702)	$(10,402,707)

Basic and diluted loss per share	$(0.09)	$(0.20)	$(0.30)	$(0.32)

Net cash used in operating activities	$1,546,693	$1,905,828	$5,455,317	$4,175,443
Net cash used in investing activities	$418,383	$105,548	$1,523,353	$273,550

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Loop Industries, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2018	2017	2018	2017

Revenue	$-	$-	$-	$-

Operating Expenses -
Research and development	792,111	3,894,454	2,924,483	5,341,763
General and administrative	1,971,847	2,720,078	6,721,796	4,691,294
Depreciation and amortization	155,053	98,755	366,710	281,016
Interest expense	14,883	-	41,117	-
Foreign exchange (gain) loss	(20,133)	(9,634)	(72,404)	88,634
Total operating expenses	2,913,761	6,703,653	9,981,702	10,402,707

Net Loss	(2,913,761)	(6,703,653)	(9,981,702)	(10,402,707)

Loss per share
- Basic and Diluted	$(0.09)	$(0.20)	$(0.30)	$(0.32)

Weighted average common shares outstanding
- Basic and Diluted	33,805,706	32,793,181	33,792,293	32,183,343

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Loop Industries, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	November 30, 2018	February 28, 2018

Assets
Current assets
Cash	$3,528,258	$8,149,713
Restricted cash	100,000	-
Other current assets	361,831	876,207
Total current assets	3,990,089	9,025,920
Property, plant and equipment, net	5,033,774	4,036,903
Intangible assets, net	404,667	332,740
Total assets	$9,428,530	$13,395,563

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$2,568,263	$1,983,072
Subscription deposits	100,000	-
Convertible notes	2,450,000	-
Current portion of long-term debt	52,628	54,649
Total current liabilities	5,170,891	2,037,721
Long-term debt	956,069	1,033,777
Total liabilities	6,126,960	3,071,498

Stockholders' Equity
Total stockholders' equity	3,301,570	10,324,065
Total liabilities and stockholders' equity	$9,428,530	$13,395,563

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Loop Industries, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended November 30,
	2018	2017
Cash Flows from Operating Activities
Net loss	$(9,981,702)	$(10,402,707)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	366,710	281,016
Stock-based compensation expense	3,162,045	5,323,917
Changes in working capital	997,630	622,331
Net cash used in operating activities	(5,455,317)	(4,175,443)

Cash Flows from Investing Activities
Additions to property, plant and equipment	(1,428,174)	(273,550)
Additions to intangible assets	(95,179)	-
Net cash used in investing activities	(1,523,353)	(273,550)

Cash Flows from Financing Activities
Proceeds from sales of convertible debt	2,450,000	-
Convertible debt subscriptions	100,000	-
Repayment of long-term debt	(39,471)	-
Proceeds from sales of common shares and exercise of warrants, net of share issuance costs	-	7,228,393
Repayment of advances from majority stockholder	-	(205,592)
Net cash (used) provided by financing activities	2,510,529	7,022,801

Effect of exchange rate changes	(53,314)	(50,527)
Net change in cash and restricted cash	(4,521,455)	2,523,281
Cash and restricted cash, beginning of period	8,149,713	916,487
Cash and restricted cash, end of period	$3,628,258	$3,439,768
Comprises of:
Cash	3,528,258	3,400,973
Restricted cash	100,000	38,795
	3,628,258	3,439,768

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